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                                                                      EXHIBIT 23

LICHTER AND ASSOCIATES
Certified Public Accountants


September 7, 1999
ESat, Inc.
16520 Harbor Boulevard
Building G
Fountain Valley, CA 92708
          Re: Consent of Independent Accountants

Dear Mr. Early:

We consent to the incorporation of our independent accountant's report in eSat, Inc.'s Form 10 as it relates to our review report dated August 12, 1999, for the June 30, 1999, reviewed financial statements.


Sincerely,

/s/ Lawrence P. Lichter